UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2015

HealthStream, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-27701	621443555
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 10th Ave. South, Suite 450, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-301-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 1, 2015, HealthStream, Inc., a Tennessee corporation (the "Company") announced in a press release that the Company’s chief executive officer, Robert A. Frist, Jr., has contributed approximately $1.5 million of his personally owned shares of Company common stock to the Company, without any consideration paid to Mr. Frist, for the benefit of certain Company employees who are not otherwise eligible to receive equity grants and have at least one year of service with the Company. The press release also announced that the Company has approved the grant of that same number of shares under its 2010 Stock Incentive Plan to eligible employees, which shares will be issued in late August 2015, and will not be subject to any vesting conditions. In addition, the press release announced that Mr. Frist has contributed approximately $150,000 of additional shares to HealthStream, without any consideration paid to Mr. Frist, which amount is equivalent to the estimated Company costs associated with the equity grants, such as administrative expenses and employer payroll taxes which will be associated with the grants. A copy of the press release making this announcement is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press Release of HealthStream, Inc. dated July 1, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthStream, Inc.

July 1, 2015	By:	Gerard Hayden

Name: Gerard Hayden
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of HealthStream, Inc. dated July 1, 2015.